UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 19, 2013

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		818-575-4500
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2013, ValueClick, Inc. (the "Company") executed a Second Amended and Restated Credit Agreement by and among the Company; Wells Fargo Bank, National Association as Administrative Agent, L/C Issuer and Swing Line Lender (the "Agent"); Wells Fargo Securities, LLC as Sole Lead Arranger and Sole Bookrunner; JPMorgan Chase Bank, N.A., Union Bank, N.A., and U.S. Bank National Association as Co-Documentation Agents; and certain other financial institutions from time to time party thereto (the "Credit Agreement"). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Credit Agreement. The Credit Agreement replaces the Company's previous credit agreement dated August 19, 2011.

The Credit Agreement has a stated maturity date of August 19, 2018 and provides the Company with a senior secured revolving credit facility of up to $400 million, with a Company option to increase the total revolving loan commitment to $500 million subject to certain conditions. Outstanding loans bear interest at either (i) the Base Rate, which is equal to the highest of (a) the Agent's prime rate, (b) the federal funds rate plus 1.50%, and (c) the one month reserve adjusted daily LIBOR rate plus 1.50%, or (ii) the London Interbank Offered Rate ("LIBOR"), in each case plus an applicable margin as in effect at each interest calculation date. The applicable margin in effect from time to time is based on the Company’s total leverage ratio. The applicable margins range from 1.25% to 1.75% for LIBOR loans and from 0.25% to 0.75% for Base Rate loans.

The Credit Agreement requires compliance with the following financial covenants: 1) a Total Leverage Ratio; 2) a Fixed Charge Coverage Ratio; and 3) minimum unrestricted, unencumbered liquid asset requirements. As of August 19, 2013, the Company was in compliance with all of the financial covenants required by the Credit Agreement. The Credit Agreement also contains certain common reporting affirmative and restrictive covenants and events of default.

Certain of the Company’s domestic subsidiaries have guaranteed the obligations of the Company under the Credit Agreement pursuant to a separate Guaranty Agreement (the "Guaranty"). All future domestic subsidiaries of the Company (other than certain immaterial subsidiaries) also are required to guarantee the obligations of the Company under the Credit Agreement. The Company's obligations under the Credit Agreement are secured by a lien on substantially all of its present and future assets pursuant to a separate Security Agreement (the "Security Agreement"). In addition, the obligations of each subsidiary Guarantor are secured by a lien on substantially all of such subsidiary’s present and future assets.

The revolving credit facility is available to be used by the Company, among other things, to fund its working capital needs and for other general corporate purposes, including acquisitions and/or stock repurchases. The Company will pay a commitment fee on unused amounts that ranges, based on the Company’s total leverage ratio, from 0.20% to 0.30% of the unused portion of the revolving credit facility.

The descriptions of the terms of the Credit Agreement, the Security Agreement and the Guaranty are qualified in their entirety by reference, respectively, to the Credit Agreement (which is attached hereto as Exhibit 10.1 and incorporated in this Item 1.01 by reference), the Security Agreement (which is attached hereto as Exhibit 10.2 and incorporated in this Item 1.01 by reference) and the Guaranty (which is attached hereto as Exhibit 10.3 and incorporated in this Item 1.01 by reference).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Section 2.03.

Item 3.03 Material Modifications to Rights of Security Holders.

The Credit Agreement may directly or indirectly limit the Company's ability to pay dividends. Accordingly, the information included in Item 1.01 of this Report is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed or furnished herewith:

10.1
Second Amended and Restated Credit Agreement dated as of August 19, 2013 among ValueClick, Inc.; Wells Fargo Bank, National Association as Administrative Agent, L/C Issuer and Swing Line Lender; Wells Fargo Securities, LLC as Sole Lead Arranger and Sole Bookrunner; and JPMorgan Chase Bank, N.A., Union Bank, N.A., and U.S. Bank National Association, as Co-Documentation Agents; and certain other financial institutions from time to time party thereto.

10.2
Amended and Restated Security Agreement dated as of August 19, 2013 by and among ValueClick, Inc., ValueClick Brands, Inc., Mediaplex, Inc., Commission Junction, Inc., and Wells Fargo Bank, National Association.

10.3
Amended and Restated Guaranty Agreement dated as of August 19, 2013 by and among ValueClick Brands, Inc., Mediaplex, Inc., and Commission Junction, Inc., in favor of Wells Fargo Bank, National Association.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

August 19, 2013	By:	/s/ John Pitstick

Name: John Pitstick
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement dated as of August 19, 2013 among ValueClick, Inc.; Wells Fargo Bank, National Association as Administrative Agent, L/C Issuer and Swing Line Lender; Wells Fargo Securities, LLC as Sole Lead Arranger and Sole Bookrunner; and JPMorgan Chase Bank, N.A., Union Bank, N.A., and U.S. Bank National Association, as Co-Documentation Agents; and certain other financial institutions from time to time party thereto.

10.2
Amended and Restated Security Agreement dated as of August 19, 2013 by and among ValueClick, Inc., ValueClick Brands, Inc., Mediaplex, Inc., Commission Junction, Inc., and Wells Fargo Bank, National Association.

10.3
Amended and Restated Guaranty Agreement dated as of August 19, 2013 by and among ValueClick Brands, Inc., Mediaplex, Inc., and Commission Junction, Inc., in favor of Wells Fargo Bank, National Association.